U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                               AMENDMENT NO. 1 TO

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 23, 2006

                           NEOMEDIA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


              DELAWARE                0-21743          36-3680347
    ----------------------------   ------------    -------------------
    (State or Other Jurisdiction   (Commission        (IRS Employer
            Incorporation)         File Number)    Identification No.)


 2201 SECOND STREET, SUITE 600,
      FORT MYERS, FLORIDA                                 33901
-------------------------------                        ----------
(Address of Principal Executive
           Offices)                                    (Zip Code)

                                (239) - 337-3434
              ----------------------------------------------------
              (Registrant's Telephone Number, including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

COMPLETION OF ACQUISITION OF SPONGE LIMITED

      On February 20, 2006, NeoMedia Technologies, Inc. ("NeoMedia) and Sponge Limited ("Sponge") of London (www.spongegroup.com) signed a definitive share purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of Sponge in exchange for (pound)3,450,000 (approximately $6 million) cash and (pound)6,550,000 (approximately $11.4 million) in shares of NeoMedia common stock. The (pound)6,550,000 stock portion of the purchase price is represented by 33,097,135 shares of NeoMedia common stock, calculated by dividing (pound)6,550,000 by the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 8, 2006. The agreement also calls for Sponge to earn an additional (pound)2,500,000 (approximately $4.4 million) in the form of NeoMedia common stock if, during the two-year period beginning at closing, the Sponge business earns in excess of (pound)1,300,000 (approximately $2.3 million) in net profits. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as consideration was calculated using a share price of $0.384. In the event that NeoMedia's stock price at the time the consideration shares are saleable is less than $0.384, NeoMedia is obligated to compensate Sponge shareholders in cash for the difference between the price at the time the shares become saleable and $0.384

      On February 23, 2006, NeoMedia and Sponge completed the closing requirements and the acquisition became effective.

      Founded in 2001, Sponge has grown to become a U.K. market leader in providing mobile applications to agencies and media groups, and gain recognition as one of Europe's top independent developers of mobile applications and content. Today, Sponge counts more than 40 agencies, including WPP, Aegis and BBH, as clients, and supplies services for over 100 world-class brands, including Coca Cola(R), Heineken(R) and Diageo. Sponge also supplies a range of mobile services to media groups, including News International, Trinity Mirror, Endemol and IPC.

      This Form 8-K/A is being filed as Amendment No. 1 to NeoMedia's Form 8-K filed with the SEC on February 24, 2006, in order to provide the financial statements required by Items 7(a) and (b) of Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(A) FINANCIAL STATEMENTS OF ACQUIRED BUSINESSES - SPONGE LTD.

  Interim Financial Statements for the three months ended December 31, 2005 and 2004 (unaudited): Balance sheet as of December 31, 2005 Statements of income for the three months ended December 31, 2005 and 2004 Statements of cash flows for the three months ended December 31, 2005 and 2004 Notes to financial statements

  Audited Financial Statements for the years ended September 30, 2005 and 2004:
   Report of Independent Auditors
   Balance sheet as of September 30, 2005
   Statements of income for the years ended September 30, 2005 and 2004 Statements of changes in stockholders' deficit for the years ended September 30, 2005 and 2004 Statements of cash flows for the years ended September 30, 2005 and 2004 Notes to financial statements

(B) PRO FORMA FINANCIAL INFORMATION

      Notes to pro forma combined financial statements Pro forma combined balance sheet as of December 31, 2005 (unaudited)
      Pro forma combined statement of operations for the twelve months ended December 31, 2005 (unaudited)

(C) EXHIBITS

23.1 - Consent of Brebner Allen & Trapp, Independent Auditors of Sponge Ltd.

EXPLANATORY NOTE: A portion of Sponge's sales for the periods presented in this filing are presented gross with an accompanying cost of goods sold. In connection with its first quarter 2006 review, NeoMedia is evaluating the technical aspects of the revenue recognition treatment as it relates to Sponge's sales and cost of sales. Any adjustments to sales and cost of sales resulting from such evaluation that relate to the periods presented herein will be reflected in an amendment to this 8-K. NeoMedia expects that any such potential adjustment would affect sales and cost of sales only, and would not change Sponge's net income (loss) for periods shown herein.

(A) FINANCIAL STATEMENTS OF ACQUIRED BUSINESS - SPONGE LTD.








                      INTERIM FINANCIAL STATEMENTS FOR THE
            THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 (UNAUDITED)

SUPPLEMENTARY FINANCIAL INFORMATION
The following information presents Sponge Ltd.'s unaudited quarterly operating results for the three months ended December 31, 2005 and 2004. The data has been prepared by Sponge Ltd. on a basis consistent with the consolidated financial statements included elsewhere in this Form 8-K/A, and includes all adjustments, consisting of normal recurring accruals, that we consider necessary for a fair presentation thereof. These operating results are not necessarily indicative of our future performance.
--------------------------------------------------------------------------------

SPONGE LIMITED
BALANCE SHEETS
AS AT DECEMBER 31, 2005 AND SEPTEMBER 30, 2005

--------------------------------------------------------------------------------
                                                DECEMBER 31,      SEPTEMBER 30,
                                                      2005               2005
                                                         $                  $
ASSETS                                          (UNAUDITED)

CURRENT ASSETS
  Cash and cash equivalents                         439,210         1,077,138
  Accounts receivable                               223,210           254,373
  Accrued income                                    238,756           563,471
  Other receivables                                  26,487            41,737
  Prepaid expenses                                   47,978            36,592
                                                -----------       -----------

Total current assets                                975,641         1,973,311
                                                -----------       -----------

PROPERTY AND EQUIPMENT
  Equipment and furniture                            96,957            99,680
  Accumulated depreciation                          (48,611)          (44,123)
                                                -----------       -----------

Total property and equipment                         48,346            55,557
                                                -----------       -----------

TOTAL ASSETS                                    $ 1,023,987       $ 2,028,868
                                                ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                  298,010         1,255,479
  Accrued expenses                                  266,444           317,320
  Taxes payable                                      89,693            87,685
  Other current liabilities                          22,742            21,695
  Customer deposits                                  50,390            39,009
  Deferred taxes                                         --             1,744
                                                -----------       -----------

TOTAL CURRENT LIABILITIES                           727,279         1,722,932
                                                -----------       -----------

Long-term debt                                      104,969           107,915
                                                -----------       -----------

TOTAL LONG-TERM LIABILITIES                         104,969           107,915
                                                -----------       -----------

SHAREHOLDERS' EQUITY
  Common stock                                          631               631
  Additional paid in capital                         10,781            10,781
  Accumulated earnings/(deficit)                    220,536           221,425
  Accumulated foreign exchange                      (40,209)          (34,816)
                                                -----------       -----------

TOTAL SHAREHOLDERS' EQUITY/(DEFICIT)                191,739           198,021
                                                ===========       ===========

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $ 1,023,987       $ 2,028,868
                                                ===========       ===========

These financial statements were approved by the directors on 5th May 2006 and are signed on their behalf by:


...................................
/s/ A T J Meisl
Director

        The accompanying notes are an integral part of these statements.

SPONGE LIMITED

STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 (UNAUDITED)
--------------------------------------------------------------------------------

                                              2005            2004
                                                 $               $

Sales                                      804,274         738,430

Cost of sales                             (441,849)       (377,188)
                                         ---------       ---------

Gross Profit                               362,425         361,242

General and administrative expenses       (389,371)       (252,343)
                                         ---------       ---------

Operating income                           (26,946)        108,899
                                         ---------       ---------

Other income                                21,400              --

Interest                                     4,657           1,317
                                         ---------       ---------

Total Other Income                          26,057           1,317
                                         ---------       ---------

(Loss)/income before taxes                    (889)        110,216

Tax expense                                     --              --
                                         ---------       ---------

Net (loss)/income                        $    (889)      $ 110,216
                                         =========       =========











        The accompanying notes are an integral part of these statements.

SPONGE LIMITED

STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                   2005            2004
                                                                      $               $
OPERATING ACTIVITIES
Net (loss)/income                                                  (889)        110,216
Adjustments to reconcile net income to net cash provided
by (used in) operating activities:
Depreciation                                                      4,488           3,720

CHANGES IN OPERATING ASSETS AND LIABILITIES:
  Accounts receivable                                            31,163         (21,025)
  Other current assets                                          328,579         (39,420)
  Accounts payable                                             (957,469)       (204,572)
  Accrued expenses and other current liabilities                (38,184)         60,731
                                                            -----------     -----------

Net cash used by operating activities                          (632,312)        (90,350)
                                                            ===========     ===========

INVESTING ACTIVITIES:
(Purchase) disposal of equipment                                  2,723          (6,670)
                                                            -----------     -----------

Net cash used in investing activities                             2,723          (6,670)
                                                            ===========     ===========

FINANCING ACTIVITIES:
Issuance (payment) of long-term debt                             (2,946)          7,137
                                                            -----------     -----------

Net cash provided by financing activities                        (2,946)          7,137
                                                            ===========     ===========


Net decrease in cash                                           (632,535)        (89,883)
Foreign currency adjustment                                      (5,393)         (1,149)
Cash at beginning of year                                     1,077,138         541,660
                                                            -----------     -----------

Cash at end of period                                       $   439,210     $   450,628
                                                            ===========     ===========


SUPPLEMENTAL CASH FLOW INFORMATION:
   Interest received                                              4,657           1,317
   Taxes paid                                                    97,035          67,861
                                                            ===========     ===========



        The accompanying notes are an integral part of these statements.

SPONGE LIMITED

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004 (UNAUDITED)
--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      NATURE OF BUSINESS
      Sponge Limited (the Company) was incorporated on September 12, 1995. The company is engaged in the provision of marketing services via the telecommunications industry.

      BASIS OF PRESENTATION
            These condensed consolidated financial statements and related notes should be read in conjunction with the Company's audited financial statements and related footnotes for the fiscal years ended September 30, 2005 and 2004. In the opinion of management, these financial statements reflect all adjustments which are of a normal recurring nature and which are necessary to present fairly the financial position of the Company as of December 31, 2005, the results of operations for the three-month periods ended December 31, 2005 and 2004, and cash flows for the three-month periods ended December 31, 2005 and 2004. The results of operations for the three-month periods ended December 31, 2005 are not necessarily indicative of the results which may be expected for the entire fiscal year.

      REVENUE RECOGNITION
      The company records sales for services provided as a principal when the service has been provided to the customer, the sales price is fixed and determinable, and the collection is reasonably assured.

      Revenue can be divided into two main sources:-

            (i)    Media -    a premium rate text promotional service

            (ii)   Brand -    a standard rate promotional text service

      In both cases Revenue is dependent on message volumes and recognised according to the date of the message.

      USE OF ESTIMATES
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

SPONGE LIMITED

DECEMBER 31, 2005 AND 2004 (UNAUDITED)
--------------------------------------------------------------------------------



      CREDIT CONCENTRATIONS
      The company's customers are concentrated in the telecommunications industry. Concentrations of credit risk with respect to trade receivables are limited to major network providers within the industry.

      FOREIGN CURRENCIES
      The functional currency of the company's operations is sterling. The financial statements are reported in United States dollars and are translated to United States dollars at the exchange rates in effect at the balance sheet date for assets and liabilities and at average rates for the period for revenues and expenses. Resulting exchange differences are accumulated as a component of accumulated other comprehensive income. Transaction foreign exchange gains and losses are included in the income statement.

      FINANCIAL INSTRUMENTS
      The carrying amount of the Company's cash equivalents, accounts receivable, prepaid expenses, other current assets, cash surrender value of life insurance policy, accounts payable and accrued expenses, accrued salaries and benefits, and payables to merchants approximates their estimated fair values due to the short-term maturities of those financial instruments.

      Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

2.    SALES
      The sales and profit before tax are attributable to the one principal activity of the company. An analysis of sales is given below:

                                        3 MONTHS ENDED DECEMBER 31
                                        --------------------------
                                           2005               2004
                                              $                  $

              United Kingdom            694,476            506,646
              USA                         1,780            231,784
              Other                     108,018                 --
                                        -------            -------

                                        804,274            738,430
                                        =======            =======


3.    TAXES PAYABLE

                                   DECEMBER 2005    SEPTEMBER 2005
                                   -------------    --------------
                                               $                 $
              Employment taxes            33,819            31,989
              Corporation tax             55,874            55,696
                                          ------            ------

                                          89,693            87,685
                                          ======            ======

4.    LEASE COMMITMENTS

      The company's office space lease commenced May 27, 2005 and expires on May 26, 2015. Rental expense in respect of this lease totalled $32,698 and $Nil for the three months ended December 31, 2005 and 2004, respectively. The company is obligated to pay (pound)59,025 in the first year of the lease and (pound)78,700 thereafter until the first review date on the fifth anniversary.

SPONGE LIMITED

DECEMBER 31, 2005 AND 2004 (UNAUDITED)
--------------------------------------------------------------------------------

5.    RELATED PARTY TRANSACTIONS

      Included in Other Receivables is an amount of $Nil (September 2005:
      $8,846) due from A Meisl (Director) in respect of a loan made. The maximum balance outstanding during the period was $8,846.

      Included in Other Receivables is an amount of $Nil (September 2005:
      $8,846) due from D Parker (Director) in respect of a loan made. The maximum balance outstanding during the period was $8,846.

      Included in Accrued Expenses is an amount of $2,323 (September 2005:
      $1,592) due to A Meisl (Director) in respect of business expenses incurred but not reimbursed.

      Included in Accrued Expenses is an amount of $2,323 (September 2005 $1,592) due to D Parker (Director) in respect of business expenses incurred but not reimbursed.

      Included in Cost of Sales is an amount of $6,560 (September 2005: $6,996) paid to P Trelease (Director) in respect of consultancy services rendered.
      P. Trelease resigned as a director of Sponge Limited on February 23, 2006.

      There are no set interest or repayment terms in respect of outstanding balances.

      CONTROL

      Control of the company rested with A Meisl and D Parker, directors, during the three months ended December 31, 2005 and 2004.

6.    LONG-TERM DEBT

      On December 16, 2004 the company issued 61,000, out of an authorised 100,000, non-voting 1% preference shares of (pound)1 each. These preference shares were allotted at par via conversion of an existing long term loan.

SPONGE LIMITED

SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)
--------------------------------------------------------------------------------


7.    COMMON STOCK

      Authorised Common Stock

                                                           AS OF DECEMBER 31,
                                                                  2005
                                                                 (POUND)

      1,000,000 Ordinary shares of (pound)1 each                1,000,000
                                                                =========


      Allotted, called up and fully paid:

                                                           AS OF DECEMBER 31,
                                                                  2005
                                                             NO.          $

      Ordinary shares of (pound)1 each                       423        631
                                                             ===        ===

      Issued share capital is recorded at the historic rate. There were no changes in the authorised or issued share capital during the three months ended December 31, 2005.


8.    POST BALANCE SHEET EVENTS

      In March 2006 the directors paid a final dividend on the Ordinary Shares for the year ended 30th September 2005 of (pound)105,000 (2004: Nil).

      In February 2006 the company's Issued Common Stock was purchased by Neomedia Technologies Inc, a company incorporated and operating in the United States of America.

                      AUDITED FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED SEPTEMBER 30, 2005 AND 2004

SPONGE LIMITED

INDEPENDENT AUDITOR'S REPORT
TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
--------------------------------------------------------------------------------


We have audited the accompanying balance sheets of Sponge Limited as at September 30 2005 and 2004 and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

This report is made solely to the company's directors, as a body and its shareholders. Our audit work has been undertaken so that we might state to them those matters we are required to state to them in an auditor's report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the addresses, for our audit work, for this report, or for the opinions we have formed.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sponge Limited as at September 30 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




/s/ Brebner, Allen & Trapp
Chartered Accountants and Registered Auditors
The Quadrangle
180 Wardour Street
London W1F 8LB


5th May 2006

SPONGE LIMITED
BALANCE SHEETS
AS AT SEPTEMBER 30, 2005 AND 2004
--------------------------------------------------------------------------------

                                                     2005            2004
                                                        $               $
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                     1,077,138         541,660
  Accounts receivable                             254,373         268,863
  Accrued income                                  563,471         179,643
  Other receivables                                41,737          28,612
  Prepaid expenses                                 36,592           4,205
                                              -----------     -----------

Total current assets                            1,973,311       1,022,983
                                              -----------     -----------

PROPERTY AND EQUIPMENT
  Equipment and furniture                          99,680          41,780
  Accumulated depreciation                        (44,123)        (28,888)
                                              -----------     -----------

Total property and equipment                       55,557          12,892
                                              -----------     -----------

TOTAL ASSETS                                  $ 2,028,868     $ 1,035,875
                                              ===========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                              1,255,479         755,029
  Accrued expenses                                317,320         212,960
  Taxes payable                                    87,685          18,584
  Other current liabilities                        21,695          12,048
  Customer deposits                                39,009              --
  Deferred taxes                                    1,744              --
                                              -----------     -----------

TOTAL CURRENT LIABILITIES                       1,722,932         998,621
                                              -----------     -----------

Long-term debt                                    107,915         110,386
                                              -----------     -----------

TOTAL LONG-TERM LIABILITIES                       107,915         110,386
                                              -----------     -----------

SHAREHOLDERS' EQUITY
  Common stock                                        631             631
  Additional paid in capital                       10,781          10,781
  Accumulated earnings/(deficit)                  221,425         (60,156)
  Accumulated foreign exchange                    (34,816)        (24,388)
                                              -----------     -----------

TOTAL SHAREHOLDERS' EQUITY/(DEFICIT)              198,021         (73,132)
                                              ===========     ===========

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $ 2,028,868     $ 1,038,875
                                              ===========     ===========


These financial statements were approved by the directors on 5th May 2006 and are signed on their behalf by:


.......................
/s/ A T J Meisl
Director

        The accompanying notes are an integral part of these statements.

SPONGE LIMITED

STATEMENT OF INCOME
FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004
--------------------------------------------------------------------------------

                                                2005              2004
                                                   $                 $

Sales                                      4,600,169         2,243,180

Cost of sales                             (3,649,232)       (1,851,045)
                                         -----------       -----------

Gross Profit                                 950,937           392,135

General and administrative expenses         (659,107)         (345,260)
                                         -----------       -----------

Operating income                             291,830            46,875
                                         -----------       -----------

Other income                                  35,764                --

Interest                                      13,999             2,145
                                         -----------       -----------

Total Other Income                            49,763             2,145
                                         -----------       -----------

Income before taxes                          341,593            49,020

Tax expense                                  (60,012)               --
                                         -----------       -----------

Net income                               $   281,581       $    49,020
                                         ===========       ===========






        The accompanying notes are an integral part of these statements.

SPONGE LIMITED

STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004
--------------------------------------------------------------------------------

                                                                   2005            2004
                                                                      $               $
OPERATING ACTIVITIES
Net income                                                      281,581          49,020
Adjustments to reconcile net income to net cash provided
by (used in) operating activities:
Depreciation                                                     16,592          11,770

CHANGES IN OPERATING ASSETS AND LIABILITIES:
  Accounts receivable                                             8,852        (141,232)
  Other current assets                                         (393,178)        (79,486)
  Accounts payable                                              540,509         597,438
  Accrued expenses and other current liabilities                179,228         (29,759)
                                                            -----------     -----------

Net cash provided by operating activities                       633,584         407,751
                                                            ===========     ===========

INVESTING ACTIVITIES:
Purchase of equipment                                           (58,835)         (8,905)
                                                            -----------     -----------

Net cash used in investing activities                           (58,835)         (8,905)
                                                            ===========     ===========

FINANCING ACTIVITIES:
Net proceeds from issuance of common stock                           --          10,792
                                                            -----------     -----------

Net cash provided by financing activities                            --          10,792
                                                            ===========     ===========


Net increase in cash                                            574,749         409,638
Foreign currency adjustment                                     (39,271)         15,631
Cash at beginning of year                                       541,660         116,391
                                                            -----------     -----------

Cash at end of year                                         $ 1,077,138     $   541,660
                                                            ===========     ===========



SUPPLEMENTAL CASH FLOW INFORMATION:
Interest received                                                13,999           2,144
Taxes paid                                                      323,523          77,238
                                                            ===========     ===========


        The accompanying notes are an integral part of these statements.

SPONGE LIMITED
STATEMENT OF SHAREHOLDERS' EQUITY/(DEFICIT)
--------------------------------------------------------------------------------

                                         COMMON                                                                      TOTAl
                                          STOCK        ADDITIONAL       ACCUMULATED         ACCUMULATED       SHAREHOLDERS'
                                      SHARES OF           PAID IN           FOREIGN           EARNINGS/            EQUITY/
                                  (POUND)1 EACH           CAPITAL          EXCHANGE           (DEFICIT)          (DEFICIT)
                                              $                 $                 $                  $                  $
Balance September 30, 2003                  620                --           (14,132)          (109,176)          (122,688)

Issuance of common stock                     11            10,781                --                 --             10,792

Comprehensive income:
  Net income                                 --                --                --             49,020             49,020

  Foreign currency adjustment                --                --           (10,256)                --            (10,256)
                                      ---------         ---------         ---------          ---------          ---------

Balance September 30, 2004                  631            10,781           (24,388)           (60,156)           (73,132)

Comprehensive income:
  Net income                                 --                --                --            281,581            281,581

  Foreign currency adjustment                --                --           (10,428)                --            (10,428)
                                      ---------         ---------         ---------          ---------          ---------

Balance September 30, 2005            $     631         $  10,781         $ (34,816)         $ 221,425          $ 198,021
                                      =========         =========         =========          =========          =========








        The accompanying notes are an integral part of these statements.

SPONGE LIMITED

NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005 AND 2004
--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      NATURE OF BUSINESS
      Sponge Limited (the Company) was incorporated on September 12, 1995. The company is engaged in the provision of marketing services via the telecommunications industry.

      REVENUE RECOGNITION
      The company records sales for services provided as a principal when the service has been provided to the customer, the sales price is fixed and determinable, and the collection is reasonably assured.

      Revenue can be divided into two main sources:-

      (i)    Media -   a premium rate text promotional service

      (ii)   Brand -   a standard rate promotional text service

      In both cases Revenue is dependent on message volumes and recognised according to the date of the message.

      EQUIPMENT AND FURNITURE
      Equipment and furniture are recorded at cost. Provisions for depreciation are computed using the straight-line method over the estimated useful lives of the assets of three years.

      INCOME TAXES
      The company accounts for income taxes under the liability method.

      DEFERRED TAXES
      Deferred tax is recognised in respect of all timing differences between the financial statements carrying amounts of assets and liabilities and their respective tax basis that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or a right to pay less or to receive more tax.

      Deferred tax assets are also recognised for operating losses for which the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

      Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

      ADVERTISING
      The company has elected to expense all advertising costs, as incurred. Advertising costs charged to expense totalled $8,354 and $4,335 for the years ended September 30, 2005 and 2004 respectively.

      USE OF ESTIMATES
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

SPONGE LIMITED

SEPTEMBER 30, 2005 AND 2004
--------------------------------------------------------------------------------



      CREDIT CONCENTRATIONS
      The company's customers are concentrated in the telecommunications industry. Concentrations of credit risk with respect to trade receivables are limited to major network providers within the industry.

      FOREIGN CURRENCIES
      The functional currency of the company's operations is sterling. The financial statements are reported in United States dollars and are translated to United States dollars at the exchange rates in effect at the balance sheet date for assets and liabilities and at average rates for the period for revenues and expenses. Resulting exchange differences are accumulated as a component of accumulated other comprehensive income. Transaction foreign exchange gains and losses are included in the income statement.

      FINANCIAL INSTRUMENTS
      The carrying amount of the Company's cash equivalents, accounts receivable, prepaid expenses, other current assets, cash surrender value of life insurance policy, accounts payable and accrued expenses, accrued salaries and benefits, and payables to merchants approximates their estimated fair values due to the short-term maturities of those financial instruments.

      Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

2.    SALES
      The sales and profit before tax are attributable to the one principal activity of the company. An analysis of sales is given below:

                                           2005              2004
                                              $                 $

               United Kingdom         4,299,713         2,138,885
               USA                      294,541           104,295
               Other                      5,915                --
                                      ---------         ---------

                                      4,600,169         2,243,180
                                      =========         =========

3.    OTHER INCOME

                                           2005              2004
                                              $                 $

               Rent                      35,764                --
                                      =========         =========

SPONGE LIMITED

SEPTEMBER 30, 2005 AND 2004
--------------------------------------------------------------------------------


4.    PARTICULARS OF EMPLOYEES

      The average number of staff employed by the company during the financial year amounted to:

                                           2005       2004
                                             NO         NO
      Number of commercial staff              4          2
      Number of technical staff               4          2
      Number of administrative staff          2          1
      Number of management staff              3          3
                                             --         --

                                             13          8
                                             ==         ==

      The aggregate payroll costs of the above were:

                                            2005       2004
                                               $          $
      Wages and salaries                 824,961    375,321
      Social security costs               91,960     40,550
                                         -------    -------

                                         916,921    415,871
                                         =======    =======

5.    DIRECTORS' EMOLUMENTS

      The directors' aggregate emoluments in respect of qualifying services were:

                                            2005       2004
                                               $          $

      Emoluments receivable              266,155    166,457
                                         =======    =======

6.    INTEREST

                                            2005      2004
                                               $         $

      Bank interest                       13,999     2,145
                                          ======    ======

7.    TAX EXPENSE

                                                                  2005            2004
                                                                     $               $
      Current tax:

      In respect of the year:

      UK Corporation tax based on the results for the year
      at 19% (2004 - 19%)                                       58,190              --
                                                                ------          ------

      Total current tax                                         58,190              --

      Deferred tax

      Deferred tax:

      Origination and reversal of timing differences             1,822              --
                                                                 -----          ------

      Tax on income                                             60,012              --
                                                                ======          ======

SPONGE LIMITED

SEPTEMBER 30, 2005 AND 2004
--------------------------------------------------------------------------------


8.    TAXES PAYABLE

                                 2005           2004
                                    $              $
      Employment taxes         31,989         18,584
      Corporation tax          55,696             --
                               ------         ------

                               87,685         18,584
                               ======         ======

9.    LEASE COMMITMENTS

      The company's office space lease commenced May 27, 2005 and expires on May 26, 2015. Rental expense in respect of this lease totalled $46,063 and $Nil for the years ended September 30, 2005 and 2004, respectively. The company is obligated to pay (pound)59,025 in the first year of the lease and (pound)78,700 thereafter until the first review date on the fifth anniversary.

10.   RELATED PARTY TRANSACTIONS

      Included in Other Receivables is an amount of $8,846 (2004: $10,858) due from A Meisl (Director) in respect of a loan made. The maximum balance outstanding during the year was $10,858.

      Included in Other Receivables is an amount of $8,846 (2004: $5,429) due from D Parker (Director) in respect of a loan made. The maximum balance outstanding during the year was $8,846.

      Included in Accrued Expenses is an amount of $1,592 (2004: $4,343) due to A Meisl (Director) in respect of business expenses incurred but not reimbursed.

      Included in Accrued Expenses is an amount of $1,592 (2004: $4,343) due to D Parker (Director) in respect of business expenses incurred but not reimbursed.

      Included in Cost of Sales is an amount of $34,009 (2004: $5,807) paid to P Trelease (Director) in respect of consultancy services rendered. P. Trelease resigned as a director of Sponge Limited on February 23, 2006.

      During the previous year the company paid $10,721 in respect of server hosting costs to Jingo Digital Limited, a company of which M Gibbons is a director. M Gibbons resigned as a director of Sponge Limited on May 4, 2004.

      There are no set interest or repayment terms in respect of outstanding balances.

      CONTROL

      Control of the company rested with A Meisl and D Parker, directors, during the year.

11.   LONG-TERM DEBT

      On December 16, 2004 the company issued 61,000, out of an authorised 100,000, non-voting 1% preference shares of (pound)1 each. These preference shares were allotted at par via conversion of an existing long term loan.

SPONGE LIMITED

SEPTEMBER 30, 2005 AND 2004
--------------------------------------------------------------------------------


12.   DEFERRED TAXATION

      The movement in the deferred taxation provision during the year was:


                                                 2005                    2004
                                                    $                       $

      Charge arising during the year            1,822                       -
      Foreign currency adjustment                 (78)                      -
                                               -------                -------

      Liability carried forward                 1,744                       -
                                               =======                =======

      The deferred taxation liability consists of the tax effect of timing differences in respect of:

                                                              2005        2004
                                                                 $           $
      Excess of taxation allowances over depreciation on
      property and equipment                                 1,744           -
                                                             =====       =====

13.   COMMON STOCK

      Authorised Common Stock

                                                              2005         2004
                                                           (POUND)      (POUND)

      1,000,000 Ordinary shares of (pound)1 each         1,000,000    1,000,000
                                                         =========    =========

      Allotted, called up and fully paid:

                                                2005                   2004
                                           NO.          $         NO.          $

      Ordinary shares of (pound)1 each     423        631         423        631
                                           ===        ===         ===        ===

      Issued share capital is recorded at the historic rate. There have been no changes in the authorised or issued share capital in the year. In the previous year six Ordinary Shares of (pound)1 each were issued for A total cash consideration of (pound)6,000.

14.   POST BALANCE SHEET EVENTS

      In March 2006 the directors paid a final dividend on the Ordinary Shares for the year ended 30th September 2005 of (pound)105,000 (2004: Nil).

      In February 2006 the company's Issued Common Stock was purchased by Neomedia Technologies Inc, a company incorporated and operating in the United States of America.

                       (B) PRO FORMA FINANCIAL INFORMATION


NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION

ACQUISITION OF SPONGE LTD.

      On February 20, 2006, NeoMedia and Sponge signed a definitive share purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of Sponge in exchange for (pound)3,450,000 (approximately $6 million) cash and 33,097,135 shares of NeoMedia common stock. The agreement alSO calls for Sponge to earn an additional (pound)2,500,000 (approximately $4.4 million) in the form of NeoMedia commON stock if, during the two-year period beginning at closing, the Sponge business earns in excess of (pound)1,300,000 (approximately $2.3 million) in net profits. On February 23, 2006, NeoMedia and Sponge completed the closing requirements and the acquisition became effective. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as consideration was calculated using a share price of $0.384. In the event that NeoMedia's stock price at the time the consideration shares are saleable is less than $0.384, NeoMedia is obligated to compensate Sponge shareholders in cash for the difference between the price at the time the shares become saleable and $0.384



ACQUISITION OF GAVITEC AG

On February 17, 2006, NeoMedia and Gavitec signed a definitive sale and purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of Gavitec in exchange for $1,800,000 cash and 13,660,511 shares of NeoMedia common stock, calculated by dividing $5,400,000 by the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 16, 2006. On February 23, 2006, NeoMedia and Gavitec completed the closing requirements and the acquisition became effective. In the event that NeoMedia's stock price at the time the consideration shares are saleable is less than $0.389, NeoMedia is obligated to compensate Gavitec shareholders in cash for the difference between the price at the time the shares become saleable and $0.389.


ACQUISITION OF 12SNAP AG

On February 10, 2006, NeoMedia and 12Snap signed a definitive sale and purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of 12Snap in exchange for $2,500,000 cash and 49,294,581 shares of NeoMedia common stock. On February 28, 2006, NeoMedia and 12Snap completed the closing requirements and the acquisition became effective. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as consideration was calculated using a share price of $0.3956. In the event that NeoMedia's stock price at the time the consideration shares are saleable is less than $0.3956, NeoMedia is obligated to compensate 12Snap shareholders in cash for the difference between the price at the time the shares become saleable and $0.3956.

ACQUISITION OF MOBOT, INC.

On February 17, 2006, NeoMedia Technologies, Inc. ("NeoMedia) acquired all of the outstanding shares of Mobot, Inc. (www.mobot.com) ("Mobot") in exchange for $3,500,000 cash and $6,500,000 in shares of NeoMedia common stock. The $6,500,000 stock portion of the purchase price is represented by 16,931,493 shares of NeoMedia common stock. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as stock consideration was calculated using a share price of $0.3839. In the event that NeoMedia's stock price at the time the consideration shares are saleable is less than $0.3839, NeoMedia is obligated to compensate Mobot shareholders in cash for the difference between the price at the time the shares become saleable and $0.3839. In addition to cash and stock, at closing NeoMedia forgave notes payable totaling $1,500,000 due from Mobot. This amount is considered other additional consideration in the purchase price allocation.



Audited financials statements for Mobot were included in amendment no. 1 to form 8-K filed with SEC on May 3, 2006. Audited financials statements for 12Snap were included in amendment no. 1 to form 8-K filed with SEC on May 8, 2006. Audited financials statements for Gavitec were included in amendment no. 1 to form 8-K filed with SEC on May 8, 2006. Gavitec, Mobot and 12Snap balance sheets as of December 31, 2005 and statements of operations for the year ended December 31, 2005 are shown for pro forma purposes only.

PRESENTATION

The unaudited pro forma condensed combined historical statement of operations for the year ended December 31, 2005 gives effect to the acquisitions of Sponge, Gavitec, 12Snap and Mobot as if they had occurred as of January 1, 2005, combining the historical results of NeoMedia for the year ended December 31, 2005 with the historical results of Sponge, Gavitec, 12Snap and Mobot for the year ended December 31, 2005. The unaudited pro forma condensed combined balance sheet as of December 31, 2005 gives effect to the acquisitions of Sponge, Gavitec, 12Snap and Mobot as if they had occurred as of December 31, 2005.

The unaudited pro forma combined financial statements included in this filing have been prepared by the managements of NeoMedia, Sponge, Gavitec, 12Snap, and Mobot without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the managements of NeoMedia, Sponge, Gavitec, 12Snap, and Mobot believe that the disclosures are adequate to make the information not misleading.

The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. The unaudited pro forma financial data do not purport to represent what NeoMedia's financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of NeoMedia's financial position or results of operations for any future period. The unaudited pro forma financial statements should be read in conjunction with the separate historical financial statements and footnotes of NeoMedia included in Form 10-KSB for the year ended December 31, 2005, and with the separate historical financial statements and footnotes of Sponge for the years ended September 30, 2005 and 2004 (included herein), with the separate historical financial statements and footnotes of Gavitec for the years ended December 31, 2005 and 2004 (in Form 8-K/A filed with the SEC on May 8, 2006), with the separate historical financial statements and footnotes of 12Snap for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on May 8, 2006), and with the separate historical financial statements and footnotes of Mobot for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on May 3, 2006).



2. PRELIMINARY PURCHASE PRICE ALLOCATION

A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed has not been made for Sponge, Gavitec, 12Snap and Mobot. The allocation reflected in the unaudited pro forma combined financial statements is based on management's best judgment and estimate of the fair values of intangible assets being acquired, and should be considered preliminary and is subject to the completion of a comprehensive independent valuation of the assets acquired and liabilities assumed. The final allocation of purchase price could differ materially from the pro forma allocation included herein. NeoMedia expects to obtain the final independent valuation, currently in process, prior to the filing of the 2nd quarter Form 10 Q in August 2006.

Any additional consideration issued pursuant to the stock purchase price protection clause would also change the purchase price allocation.


3. PRO FORMA NET LOSS PER SHARE

The pro forma basic and dilutive net loss per share are based on the weighted average number of shares of pro forma NeoMedia's common stock as if the shares issued to acquire Sponge, Gavitec, 12Snap and Mobot had been issued at the beginning of the period shown. Dilutive shares are not included in the computation of pro forma dilutive net loss per share as their effect would be anti-dilutive.

                           NEOMEDIA TECHNOLOGIES, INC.
              UNAUDITED PRO-FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 2005
                          (In thousands of US Dollars)

                                                                                                              PRO             PRO
                                                                                                             FORMA           FORMA

                                                  (A)        (A)         (A)         (A)          (A)       ADJUST-         CONSOL-
ASSETS                                         NEOMEDIA     MOBOT      SPONGE      GAVITEC      12SNAP       MENTS           IDATED
                                              ----------------------------------------------------------  -----------     ----------

Current assets:                                         *         *  (unaudited)**     *          *       (unaudited)    (unaudited)
   Cash and cash equivalents                  $   2,291   $     909   $     439   $      95   $   1,341   ($ 13,941)  (G) ($  8,866)
   Trade accounts receivable, net                   341          78         223         172       2,117          --           2,931
   Inventories, net                                 423          --          --         182          --          --             605
   Investment in marketable securities              104          --          --          --          52          --             156
   Prepaid expenses and other current
   assets                                           151           8         314          64         751          --           1,288
                                              ---------------------------------------------------------   ---------       ---------
      Total current assets                        3,310         995         976         513       4,261     (13,941)         (3,886)

   Property and equipment, net                      236          22          48          17         224          --             547
   Capitalized patents, net                       3,134          --          --          --          --          --           3,134
   Micro paint repair chemical formulations
   and                                               --          --          --          --          --
   proprietary process                            1,450       1,450
   Customer contracts and relationships              --          --          --          --          --       1,200   (C)     1,200
   Capitalized software platform                     --          --          --          --          --      16,300   (C)    16,300
   Other intangible assets                          246          20          --           3          98       2,750   (C)     3,118
   Goodwill                                       1,099          --          --          --          --      42,026   (C)    43,125
   Advances to Mobot, Inc.                        1,500          --          --          --          --      (1,500)             --
   Cash surrender value of life insurance
   policy                                           769          --          --          --          --          --             769
   Other long-term assets                           667          --          --          --          --        (220)  (D)       447
                                              ---------------------------------------------------------   ---------       ---------

        TOTAL ASSETS                          $  12,411   $   1,037   $   1,024   $     533   $   4,583   $  46,615       $  66,203
                                              =========================================================   =========       =========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                           $   1,574   $     344   $     298   $     160   $     775         $--       $   3,151
   Accrued expenses                               1,844         148         266          50       2,153          --           4,461
   Amounts payable under settlement
   agreements                                        97          --          --          --          --          --              97
   Taxes payable                                     80          --          90          --          --          --             170
   Deferred revenues and other                      898         236          73         362       1,780          --           3,349
   Liabilities in excess of assets of
   discontinued                                     676          --          --          --          --          --             676
   business unit
   Notes and loans payable                        3,015       1,500          --          --       4,145      (1,500)  (E)     7,160
                                              ---------------------------------------------------------   ---------       ---------
        TOTAL CURRENT LIABILITIES                 8,184       2,228         727         572       8,853      (1,500)         19,064
                                              ---------------------------------------------------------   ---------       ---------

   Long-term debt and convertible
   debentures                                        --         500         105          --          --        (500)  (F)       105
   Minority Interest                                 --          --          --           7          --                           7

Shareholders' deficit:
   Preferred stock                                   --          --          --          --          --          --             --
   Common stock (B)                               4,676           0           1         263       5,825      (4,614)  (C)     6,151
   Additional paid-in capital                   106,456           1          11       1,180      49,675      (9,542)  (C)   147,781
   Deferred equity financing costs              (13,256)         --          --          --          --          --         (13,256)
   Deferred stock-based compensation               (169)         --          --          --          --          --            (169)
   Accumulated other comprehensive income
   (loss)                                          (177)         --         (40)         --         946        (906)  (C)      (177)
   Retained earnings (accumulated deficit)      (92,524)     (1,692)        220      (1,482)    (60,158)     63,112   (C)   (92,524)
   Treasury stock                                  (779)         --          --          --        (565)        565            (779)
                                              ---------------------------------------------------------   ---------       ---------

      Total shareholders' deficit                 4,227      (1,691)        192         (39)     (4,277)     48,615          47,027
                                              ---------------------------------------------------------   ---------       ---------
        TOTAL LIABILITIES AND SHAREHOLDERS'
        DEFICIT                               $  12,411   $   1,037   $   1,024   $     533   $   4,583   $  46,615       $  66,203
                                              =========================================================   =========       =========
*  - Derived from audited financial statements
** - Sponge balances taken from December 31, 2005 interim unaudited balance sheet

PRO-FORMA ADJUSTMENTS
(A) - All balance sheets are presented as of December 31, 2005. For pro forma presentation purposes, Gavitec and 12Snap balances are converted from Euro to US Dollars at a rate of 0.8444 Euros/US Dollar, which was the exchange rate as of December 31, 2005.

(B) - As of December 31, 2005, NeoMedia's $0.01 par value common stock consists of 1,000,000,000 authorized shares, 475,387,910 historical shares and 622,974,117 pro forma shares issued; and 467,601,717 historical shares and 615,187,924 pro forma shares outstanding

(C) - Adjustment for stock and cash issued to acquire Mobot, Gavitec, 12Snap, and Sponge assuming acquisitions occurred as of December 31, 2005. Adjustment includes the elimination of $1,475 common stock and $41,325 paid-in capital of the subsidiaries. The purchase price for each acquisition was calculated as follows:

                                                                MOBOT         SPONGE         GAVITEC        12SNAP
                                                                -----         ------         -------        ------
   Pro forma number of shares of NeoMedia to be treated
as purchase price consideration                              22,413,793     39,310,345     18,620,690     67,241,379
x  NeoMedia closing stock price around December 31, 2005
(measurement date)                                          $     0.290    $     0.290    $     0.290    $     0.290
                                                            --------------------------------------------------------
       Total stock consideration                            $ 6,500,000    $11,400,000    $ 5,400,000    $19,500,000
       Plus cash consideration                              $ 3,500,000    $ 6,141,000    $ 1,800,000    $ 2,500,000
                                                            --------------------------------------------------------
           Pro forma purchase price                         $10,000,000    $17,541,000    $ 7,200,000    $22,000,000
                                                            ========================================================

      In accordance with SFAS 141 and EITF 99-12, for the purposes of this unaudited pro forma balance sheet, the fair value of the stock to be issued as purchase price consideration is assumed to be $0.29 per share, which was the average closing price of NeoMedia common stock for the three days up to and including December 31, 2005 (the measurement date). There are no additional options, warrants, or other stock-based consideration expected to be issued as part of the purchase price for either acquisition. Each of the above transactions was completed in the first quarter of 2006. The actual number of shares issued as stock consideration is shown in the following table:

                                                        MOBOT        GAVITEC       12SNAP        SPONGE
                                                        -----        -------       ------        ------
      Actual Shares Issued as Stock Consideration    16,931,493    13,660,511    49,294,581    33,097,135

      Based on NeoMedia's stock price around the measurement date of December 31, 2005, and the balance sheets of NeoMedia, Mobot, Gavitec, 12Snap, and Sponge as of December 31, 2005, the pro forma purchase price for each acquisition would be allocated as follows:

                                                                             (in thousands of US dollars,
                                                                                 except share amounts)
                                                                   MOBOT        SPONGE         GAVITEC        12SNAP
    PURCHASE PRICE CONSIDERATION
Cash                                                           $     3,500    $     6,141    $     1,800    $     2,500

Pro forma number of shares of NeoMedia common stock issued      22,413,793     39,310,345     18,620,690     67,241,379
/  NeoMedia closing stock price around December 31, 2005
(measurement date)                                             $      0.29    $      0.29    $      0.29    $      0.29
                                                               --------------------------------------------------------
Pro forma fair value of shares issued as purchase price        $     6,500    $    11,400    $     5,400    $    19,500
consideration

Purchase-related costs                                                   8             73             26            113
Other purchase consideration                                         1,500             --             --             --
                                                               --------------------------------------------------------

  Total fair value expected to be treated as purchase price
consideration                                                  $    11,508    $    17,614    $     7,226    $    22,113
                                                               ========================================================

ASSETS PURCHASED
Cash and cash equivalents                                      $       909    $       439    $        95    $     1,341
Investment in marketable securities                                     --             --             --             52
Trade accounts receivable, net                                          78            223            172          2,117
Inventory                                                               --             --            182             --
Prepaid expenses and other current assets                                8            314             64            751
Property and equipment, net                                             22             48             17            224
Customer contracts and relationships (i)(ii)                           400            400             --            400
Capitalized software platform (i)(iii)                               5,000          1,300          5,600          4,400
Other intangible assets (i)(iv)                                        220            550            554          1,548
Goodwill (i)(v)                                                      5,599         15,172          1,115         20,140
                                                               --------------------------------------------------------
                                                                    12,236         18,446          7,798         30,973
                                                               --------------------------------------------------------

LIABILITIES ASSUMED
Accounts payable                                                       344            298            160            775
Accrued expenses                                                       148            266             50          2,153
Taxes payable                                                           --             90             --             --
Deferred revenues and other current liabilities                        236             73            362          1,780
Notes payable                                                           --             --             --          4,145
Long-term debt                                                          --            105             --              7
                                                               --------------------------------------------------------
                                                                       728            832            572          8,860
                                                               --------------------------------------------------------

              (i) - For purposes of these unaudited pro forma financial
                  statements, the excess of fair value of consideration paid over net book value for Mobot, Gavitec, 12Snap, and Sponge is allocated to the following intangible asset categories: customer contracts and relationships, capitalized software platform, other intangible assets, and goodwill. The allocation is made based on NeoMedia management's judgment and best estimate of the value of each category for each business. As of this filing, NeoMedia has not completed an independent valuation of such intangible assets. NeoMedia is in the process of performing an independent valuation of the intangible assets, and a final allocation of the purchase price of each entity will be made based on the results of such valuation, to be completed no more than one year from closing. It is important to note that the final independent valuation, could vary materially from the pro forma allocation presented above. NeoMedia expects to obtain the final independent valuation, currently in process, prior to the filing of the 2nd quarter Form 10 Q in August 2006.

              (ii) - Customer contracts and relationships consist of the customers of each business that are under contract, as well as prospects identified for potential future business, the fair value of which is calculated as the discounted after-tax expected earnings from current and identified customers. NeoMedia expects to assign an amortization period of 5 years to this class of assets.

              (iii) - Capitalized software platforms consist of proprietary software systems acquired. NeoMedia expects to assign an amortization period of 7 years to this class of assets.

              (iv) - Other intangible assets consist of brand names and other proprietary copyrighted materials. NeoMedia expects to assign an amortization period of 7-10 years to this class of assets.

              (v) - The remaining excess of purchase price paid over fair value of assets and liabilities assumed is allocated to goodwill, and as such, is not assigned a depreciable life. Goodwill will be tested for impairment as defined by Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

(D) - Adjustment to eliminate acquisition-related costs paid by NeoMedia in 2005 that are included in the purchase price allocation

(E) - Adjustment to eliminate note payable from Mobot to NeoMedia that was forgiven at closing.

(F) - Adjustment to eliminate Mobot convertible debentures that were converted prior to closing. As a result, the above unaudited condensed consolidated pro forma balance sheet is shown assuming the debentures are converted prior to the pro forma closing date.

(G) - Negative cash balance is shown for pro forma purposes only. During February 2006, NeoMedia obtained $27 million gross financing in the form of a convertible preferred stock sale, a portion of the proceeds of which were used to acquire Mobot, Gavitec, 12Snap, and Sponge.

                           NEOMEDIA TECHNOLOGIES, INC.
         UNAUDITED PRO-FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2005
               (In thousands of US Dollars, except per share data)

                                                                                                          PRO               PRO
                                                                                                         FORMA             FORMA
                                                 (A)        (A)        (A)       (A)        (A)         ADJUST-           CONSOL-

                                              NEOMEDIA     MOBOT     SPONGE    GAVITEC    12SNAP         MENTS            IDATED
                                            ----------- ---------- ---------- ---------- ----------    ----------      -----------
NET SALES:                                      *            *    (unaudited)**    *         *         (unaudited)      (unaudited)
       License fees                          $    523          --          --          --          --          --          $    523
       Resale of software and
          technology equipment and
       service fees                               354          --          --          --          --          --               354
       Micro paint revenue                      1,279          --          --          --          --          --             1,279
       Technology product and service
       revenue                                     --         300       4,666         772       7,396          --            13,134
                                             --------------------------------------------------------    --------          --------
          Total net sales                       2,156         300       4,666         772       7,396          --            15,290
                                             --------------------------------------------------------    --------          --------

COST OF SALES:
       License fees                               453          --          --          --          --          --               453
       Resale of software and
          technology equipment and
       service fees                               206          --          --          --          --          --               206
       Micro paint direct cost of revenue         913          --          --          --          --          --               913
       Technology product and service
       revenue                                                 --       3,714         722          --       2,329 (B)         6,765
                                             --------------------------------------------------------    --------          --------
          Total cost of sales                   1,572          --       3,714         722          --       2,329             8,337
                                             --------------------------------------------------------    --------          --------

GROSS PROFIT                                      584         300         952          50       7,396      (2,329)            6,953

       Selling, general and
       administrative expenses                  7,561       1,180         796         972       7,147         650 (B)        18,306
       Impairment charge                          335          --          --          --          --          --               335
       Research and development costs             934         552          --         503       1,515          --             3,504
                                             --------------------------------------------------------   --------            --------

Income (loss) from operations                  (8,246)     (1,432)        156      (1,425)     (1,266)     (2,979)          (15,192)
       Loss on extinguishment of debt, net        172          --          --          --          --          --               172
       Other income (loss)                         --          --          57         296         230          --               583
       Impairment charge on investments          (780)         --          --          --          --          --              (780)
       Interest income (expense), net            (293)        (42)         18          --        (515)         --              (832)
                                             --------------------------------------------------------   --------            --------

INCOME BEFORE PROVISION FOR INCOME TAXES       (9,147)     (1,474)        231      (1,129)     (1,551)     (2,979)          (16,049)
       Provision for income taxes                  --          --         (60)         --          --          --                --
                                             --------------------------------------------------------    --------           --------

NET INCOME (LOSS)                              (9,147)     (1,474)        171      (1,129)     (1,551)     (2,979)          (16,049)

OTHER COMPREHENSIVE INCOME (LOSS):
       Unrealized loss on marketable
       securities                                (146)         --          --          --          --          --              (146)
       Foreign currency translation
       adjustment                                  29          --          --          --          --          --                29
                                             --------------------------------------------------------    --------           --------

COMPREHENSIVE INCOME (LOSS)                  ($ 9,264)   ($ 1,474)   $    171    ($ 1,129)   ($ 1,551)   ($ 2,979)         ($16,166)
                                             ========================================================    ========           ========

NET INCOME (LOSS) PER
       SHARE--BASIC AND DILUTED                ($0.02)                                                                       ($0.03)
                                             ========                                                                       =======

COMPREHENSIVE INCOME (LOSS)
       PER SHARE--BASIC AND DILUTED            ($0.02)                                                                       ($0.03)
                                             =========                                                                      =======

Weighted average number
       of common shares-basic and diluted   451,857,851                                               163,984,674 (C)   615,842,525
                                            =======================================================   ===========       ===========

*  - Derived from audited financial statements
** - Sponge fiscal year end is September 30. Results shown are for the year ended December 31, 2005, compiled from Sponge's audited financial statements for the year ended September 30, 2005 and interim financial statements for the three months ended December 31, 2005 and 2004.


PRO-FORMA ADJUSTMENTS

(A) - All results shown are for the year ended December 31, 2005. For pro forma presentation purposes, Gavitec and 12Snap results are converted from Euro to US Dollars at a rate of 0.80844 Euro/US Dollar, which was the average exchange rate for the period January 1, 2005 - December 31, 2005.

(B) - Adjustment to reflect amortization of acquired intangible assets for the year ended December 31, 2005, as if the acquisitions had occurred on January 1, 2005. It is important to note that the actual allocation and estimated useful lives of intangible assets acquired that will be adopted based on an independent valuation could vary from the estimates presented herein (see note C(i) to the pro forma balance sheet for a discussion on useful lives). Such a difference could cause a material difference between the actual periodic amortization charges that NeoMedia will record in its statement of operations, and the amortization amount shown above. Estimated useful lives are based on management's best estimate of the purchase price allocation, and will not be finalized until the results of an independent valuation are received.

(C) - Adjustment for shares that would have been issued in connection with acquisitions if they had occurred on January 1, 2005, calculated as follows:

                                                                    MOBOT      SPONGE      GAVITEC     12SNAP      TOTAL
                                                                 ----------  ----------  ----------  ----------- ----------
     NeoMedia stock price around January 1, 2005 (measurement        $0.261      $0.261      $0.261      $0.261
     date)
     Total stock consideration                                   $6,500,000 $11,400,000  $5,400,000 $19,500,000  $42,800,000
                                                                 ----------  ----------  ----------  ----------- ----------
         Pro forma number of shares of NeoMedia to be treated
     as purchase price consideration                             24,904,215  43,678,161  20,689,655  74,712,644  163,984,674
                                                                 ==========  ==========  ==========  =========== ==========

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NeoMedia Technologies, Inc.
                                           -------------------------------------
                                           (Registrant)


Date: May 9, 2006                          By: /s/ Charles T. Jensen
      -----------                              ---------------------------------
                                           Charles T. Jensen, President,
                                           Chief Executive Officer and Director

                                  EXHIBIT INDEX

   EXHIBIT NO.     DESCRIPTION
   -----------     -----------
      23.1         Consent of Brebner Allen & Trapp, Independent Auditors of
                   Sponge Ltd.